Exhibit 10.4

AMENDMENT TO SUPPLEMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment (the “Amendment”) is entered into and effective as of June 9, 2026 (the “Effective Date”), by and between State Street Bank and Trust Company (the “Bank”) and Lord Abbett Private Credit Fund (the “Company”), amending the Supplement to Transfer Agency and Service Agreement dated as of October 4, 2024 (the “Supplement”), by and between the Bank and the Company.

W I T N E S S E T H:

WHEREAS, the Supplement supplements the Transfer Agency and Service Agreement by and between the Bank and the Company, dated as of October 4, 2024 (as amended, supplemented, or otherwise modified, the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Supplement to update the services being performed by the Bank as more fully set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.	Services Amendment. As of the Effective Date, the Section 2.2(e) of the Supplement is hereby amended and restated in its entirety as follows:

“e) Section 314(a) Requests. Upon the request of the Company, the Transfer Agent shall search the Company’s investor records for information responsive to law enforcement requests pursuant to Section 314(a) of the USA PATRIOT Act. The Company shall provide to the Transfer Agent the information and data contained in the request necessary to perform the searches. To the extent permitted by law, the Transfer Agent shall promptly notify the Designated Contact if there were no positive matches or if a positive match is (or positive matches are) identified in connection with such searches or if additional information is needed to determine if there is a positive match, and the Company shall be responsible for responding to the request. The Company acknowledges that the Bank reserves the right to take such action(s) as it is required to take under applicable law or the Bank’s AML and Sanctions Program.”

2.	Defined Terms. Terms used in this Amendment but not defined herein shall have the meaning ascribed to them in the Supplement, or the Agreement, as applicable.

3.	One Agreement. Except as amended herein, no other terms or provisions of the Supplement are amended or modified by this Amendment. Upon the execution of this Amendment, this Amendment and the Supplement shall form one agreement.

4.	Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Amendment. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

5.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the choice of law set forth in the Supplement or in the Agreement (excluding the law thereof which requires the application of or reference to the law of any other jurisdiction).

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IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first written above.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Gregory V. Nikiforow
Name: Gregory V. Nikiforow
Title: Managing Director, Global Relationship Manager

LORD ABBETT PRIVATE CREDIT FUND

By:	/s/ Randolph A. Stuzin
Name: Randolph A. Stuzin
Title: Vice President and Assistant Secretary